FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FISCAL Q1 RESULTS
New Products and Key Verticals Driving Revenue; Transformation on Track to Achieve Results

SANTA CLARA, Calif.; November 2, 2011 - Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2012 fiscal first quarter ended October 2, 2011. For the quarter, total net revenue was $78.9 million. Non-GAAP Net Income was $4.4 million, or $0.05 per diluted share, and Net Income on a GAAP basis for the quarter was $1.6 million or $0.02 per diluted share. Extreme added 30 new education customers in the quarter, and revenue from selected high-growth vertical markets has risen to 30 percent in Q1 FY12, as measured on a rolling four quarter basis.

“Our company transformation remains on track,” said Oscar Rodriguez, President and CEO of Extreme Networks. “We are progressing with our strategy to position ourselves as a best-of-breed vendor of choice in our target verticals, and our product portfolio and investments are keenly focused on these high-growth markets. We are already showing progress from our cost restructuring in the first quarter results, and are now focusing on accelerating growth with our new products.”

Total net revenue of $78.9 million compares to $83.8 million in the first quarter of fiscal 2011. Total net revenue in Americas was $33.4 million, revenue in EMEA was $30.9 million, and revenue in APAC was $14.6 million. That compares to revenue in Americas of $32.1 million, revenue in EMEA of $33.9 million, and revenue in APAC of $17.9 million a year-ago.

Rodriguez continued, “Q1 revenue came in down seasonally, and was down year over year, due to strategic changes in the product portfolio and the timing of large deals in APAC, which was in line with our expectations.”

In the first quarter the Company reported a non-GAAP Net Income of $4.4 million or $0.05 per diluted share. That compares to a non-GAAP Net Income of $4.8 million or $0.05 per diluted share in the first quarter of last year. Non-GAAP financial results exclude the impact of stock-based compensation and restructuring charges. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

Net Income on a GAAP basis for the quarter was $1.6 million or $0.02 per diluted share, including the impact of a $1.0 million additional restructuring charge. That compares to GAAP Net Income of $2.7 million or $0.03 per diluted share a year ago,

 Total cash and investments totaled $140.7 million as of October 2, 2011. The Company has no long-term debt.

2012 Fiscal Second Quarter non-GAAP Financial Guidance
For its 2012 fiscal second quarter, ending on January 1, 2012, the Company currently expects net revenue to be in a range of $81.0-$86.0 million and non-GAAP Net Income of $0.05 to $0.08 per diluted share. The company also reiterates full-year guidance of $320 million to $340 million in revenue and earnings per share of 28 cents to 35 cents per diluted share.

Conference Call
Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-303-9826 (international callers dial 1-224-357-2194). A 7-day replay will be available following the call by dialing 1-706-645-9291. The conference call passcode is 19564319. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com.

Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income/(loss), non-GAAP operating income/(loss) and non-GAAP earnings/(loss) per diluted share. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges, share-based compensation and litigation settlements. We believe that excluding these items provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges, share-based compensation expense and litigation settlements for these periods. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.
Extreme Networks delivers networks for the mobile world. The Company's open network solutions enable a quality user experience, providing a platform for improved business agility. From the converged mobile edge of enterprises to virtualized clouds, and from data centers to global carrier networks that backhaul mobile traffic, Extreme Networks' extensible services architecture helps set a foundation for mobility, user awareness and faster performance to empower people and machines to connect and move seamlessly. Extreme Networks is headquartered in Santa Clara, California, with offices in more than 50 countries worldwide. For more information, visit: www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements, including our guidance regarding future results, that involve risks and uncertainties, including statements regarding the Company's expectations regarding financial performance, the impact of the restructuring and company transformation, and product introduction. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company's products and services; a highly competitive business environment for network switching equipment; the Company's effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company's products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk

Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	October 2, 2011	July 3, 2011
ASSETS
Current assets:
Cash and cash equivalents	$44,214	$49,972
Short-term investments	31,933	41,357
Accounts receivable, net of allowances of $1,131 at October 2, 2011 and $1,412 at July 3, 2011	28,638	33,689
Inventories, net	23,014	21,583
Deferred income taxes	674	681
Prepaid expenses and other current assets, net	6,345	10,132
Total current assets	134,818	157,414
Property and equipment, net	41,825	41,877
Marketable securities	64,548	55,648
Intangible assets	4,388	4,906
Other assets, net	10,711	11,128
Total assets	$256,290	$270,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,181	$15,092
Accrued compensation and benefits	11,219	13,723
Restructuring liabilities	1,753	3,183
Accrued warranty	2,702	2,640
Deferred revenue, net	28,633	29,613
Deferred revenue, net of cost of sales to distributors	11,998	16,552
Other accrued liabilities	13,726	19,050
Total current liabilities	82,212	99,853
Restructuring liabilities, less current portion	—	—
Deferred revenue, less current portion	7,554	7,360
Deferred income taxes	118	93
Other long-term liabilities	2,327	2,381
Commitments and contingencies
Stockholders’ equity:
Common stock	816,546	814,031
Accumulated other comprehensive income	2,398	3,703
Accumulated deficit	(654,865)	(656,448)
Total stockholders’ equity	164,079	161,286
Total liabilities and stockholders’ equity	$256,290	$270,973

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 2, 2011	September 26, 2010
Net revenues:
Product	$63,213	$69,213
Service	15,681	14,624
Total net revenues	78,894	83,837
Cost of revenues:
Product	29,478	30,830
Service	5,880	6,170
Total cost of revenues	35,358	37,000
Gross profit:
Product	33,735	38,383
Service	9,801	8,454
Total gross profit	43,536	46,837
Operating expenses:
Sales and marketing	22,121	24,906
Research and development	12,408	12,861
General and administrative	6,270	6,585
Restructuring charge, net of reversal	955	—
Total operating expenses	41,754	44,352
Operating income	1,782	2,485
Interest income	293	329
Interest expense	(37)	(30)
Other expense	57	(277)
Income before income taxes	2,095	2,507
Provision (benefit) for income taxes	512	(205)
Net income	$1,583	$2,712
Basic and diluted net income per share:
Net income per share - basic	$0.02	$0.03
Net income per share - diluted	$0.02	$0.03
Shares used in per share calculation - basic	92,768	90,305
Shares used in per share calculation - diluted	94,055	90,610

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	October 2, 2011	September 26, 2010
Net cash (used in) provided by operating activities	$(3,944)	$1,152
Cash flows used in investing activities:
Capital expenditures	(748)	(1,362)
Purchases of investments	(21,096)	(43,541)
Proceeds from maturities of investments and marketable securities	10,300	5,800
Proceeds from sales of investments and marketable securities	9,915	33,144
Net cash used in investing activities	(1,629)	(5,959)
Cash flows provided by financing activities:
Proceeds from issuance of common stock	620	86
Net cash provided by financing activities	620	86

Foreign currency effect on cash	(805)	342

Net decrease in cash and cash equivalents	(5,758)	(4,379)
Cash and cash equivalents at beginning of period	49,972	51,944
Cash and cash equivalents at end of period	$44,214	$47,565

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 2, 2011	September 26, 2010
NET INCOME
Net income - GAAP Basis	$1,583	$2,712

Non-GAAP adjustments
Stock-based compensation expense	$1,895	$2,116
Restructuring charge, net of reversal	$955	$—
Total Non-GAAP adjustments	$2,850	$2,116
Net income (loss) - Non-GAAP Basis	$4,433	$4,828

NON-GAAP ADJUSTMENTS
Cost of product revenue	$156	$199
Cost of service revenue	114	144
Sales and marketing	496	572
Research and development	472	611
General and administrative	657	590
Restructuring charge, net of reversal	955	—
Total non-GAAP adjustments	$2,850	$2,116